REAL ESTATE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.3%

Realty Income Corp.†

6,876 $

156,498

BRE Properties, Inc. — Class

Brookfield Asset Management,

A†

3,596

155,635

Inc. — Class A

15,858 $

516,019

Mack-Cali Realty Corp.

4,551

155,508

Simon Property Group, Inc.†

5,221

469,316

Camden Property Trust†

3,466

153,405

Vornado Realty Trust†

4,550

400,400

Potlatch Corp.

3,380

152,506

ProLogis†

7,143

388,222

Highwoods Properties, Inc.†

4,587

144,124

Public Storage†

4,714

380,844

Hospitality Properties Trust†

5,880

143,825

Boston Properties, Inc.†

3,859

348,159

Corporate Office Properties

Equity Residential†

8,881

339,876

Trust SBI†

4,029

138,316

General Growth Properties,

BioMed Realty Trust, Inc.†

5,590

137,123

Inc.†

9,087

318,318

Entertainment Properties Trust†

2,720

134,477

KIMCO Realty Corp.

8,862

305,916

Senior Housing Properties

Plum Creek Timber Co., Inc.

Trust†

6,885

134,464

(REIT)

7,106

303,497

HRPT Properties Trust

19,672

133,179

Annaly Capital Management,

Home Properties, Inc.

2,765

132,886

Inc.†

18,660

289,417

Jones Lang LaSalle, Inc.

2,184

131,455

HCP, Inc.†

8,719

277,351

CBL & Associates Properties,

AvalonBay Communities, Inc.†

3,070

273,721

Inc.†

5,730

130,873

Brookfield Properties Corp.

15,305

272,276

National Retail Properties, Inc.†

6,224

130,082

Host Hotels & Resorts, Inc.†

18,993

259,254

Kilroy Realty Corp.

2,758

129,709

Ventas, Inc.†

5,990

254,994

iStar Financial, Inc.†

9,706

128,216

SL Green Realty Corp.†

2,850

235,752

Mid-America Apartment

AMB Property Corp.†

4,635

233,511

Communities, Inc.

2,461

125,609

Macerich Co.

3,495

217,144

Brandywine Realty Trust†

7,786

122,707

CB Richard Ellis Group, Inc. —

Washington Real Estate

Class A*

10,820

207,744

Investment Trust†

4,077

122,514

Health Care REIT, Inc.†

4,647

206,792

Equity One, Inc.†

5,888

120,998

Regency Centers Corp.

3,484

205,974

DCT Industrial Trust, Inc.†

14,530

120,308

Federal Realty Investment Trust

2,984

205,896

Omega Healthcare Investors,

Developers Diversified Realty

Inc.†

7,055

117,466

Corp.†

5,809

201,630

First Industrial Realty Trust,

Duke Realty Corp.†

8,697

195,248

Inc.†

4,132

113,506

Rayonier, Inc.†

4,593

195,019

Cousins Properties, Inc.†

4,879

112,705

Alexandria Real Estate

Healthcare Realty Trust, Inc.

4,697

111,648

Equities, Inc.†

1,969

191,662

Post Properties, Inc.†

3,697

109,986

Liberty Property Trust

5,738

190,215

Tanger Factory Outlet Centers,

Digital Realty Trust, Inc.†

4,596

188,022

Inc.†

3,036

109,083

Apartment Investment &

PS Business Parks, Inc.†

2,112

108,979

Management Co. — Class A†

5,400

183,924

MFA Mortgage Investments,

UDR, Inc.†

8,148

182,352

Inc.

16,682

108,767

Nationwide Health Properties,

Equity Lifestyle Properties,

Inc.

5,714

179,934

Inc.†

2,407

105,908

The St. Joe Co.†

5,220

179,150

Extra Space Storage, Inc.†

6,892

105,861

CapitalSource, Inc.†

15,907

176,250

Sunstone Hotel Investors, Inc.

6,333

105,128

Essex Property Trust, Inc.†

1,650

175,725

Eastgroup Properties, Inc.†

2,440

104,676

Douglas Emmett, Inc.†

7,799

171,344

DiamondRock Hospitality Co.†

9,404

102,410

Taubman Centers, Inc.

3,419

166,334

Sovran Self Storage, Inc.†

2,447

101,697

Forest City Enterprises, Inc. —

Inland Real Estate Corp.†

7,017

101,185

Class A

5,079

163,645

Pennsylvania Real Estate

Weingarten Realty Investors

5,289

160,363

Investment Trust

4,325

100,081

LaSalle Hotel Properties†

3,947

99,188

1

REAL ESTATE FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Shares

Value

Colonial Properties Trust†

4,827 $

96,637

Lexington Realty Trust†

7,061

96,241

American Campus

Communities, Inc.†

3,450

96,048

Acadia Realty Trust†

3,920

90,748

Medical Properties Trust Inc.†

8,050

81,466

FelCor Lodging Trust, Inc.†

7,724

81,102

Forestar Real Estate Group,

Inc.*

4,170

79,439

Strategic Hotels & Resorts, Inc.

8,074

75,653

Maguire Properties, Inc.†

5,919

72,034

Ashford Hospitality Trust, Inc.

15,531

71,753

Redwood Trust, Inc.†

2,930

66,775

Gramercy Capital Corp.†

5,727

________

66,376

Total Common Stocks

(Cost $14,407,950)

________

15,738,173

SECURITIES LENDING COLLATERAL 32.5%

Mount Vernon Securities

Lending Trust Prime Portfolio

5,143,625

________

5,143,625

Total Securities Lending Collateral

(Cost $5,143,625)

________

5,143,625

Face

Amount

REPURCHASE AGREEMENTS 0.4%

Collateralized by obligations of

the U.S. Treasury or U.S.

Government Agencies

Lehman Brothers Holdings, Inc.

issued 06/30/08 at 0.25% due

07/01/08

$

61,110

________

61,110

Total Repurchase Agreements

(Cost $61,110)

________

61,110

Total Investments 132.2%

(Cost $19,612,685)

$

__________

20,942,908

Liabilities in Excess of Other

Assets – (32.2)%

$

(5,101,255)

__________

Net Assets – 100.0%

$

15,841,653

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at June 30, 2008.

REIT – Real Estate Investment Trust.

2